EXHIBIT 10.26

                             COLLEGEMUSIC MIXFACTORY

1.       CONCEPT
         Develop a COLLEGEMUSIC MIXFACTORY Web site enabling CollegeMusic fans to create a custom CD containing music videos as well as audio tracks. The CD will also contain integrated Web links to the CollegeMusic Web site driving targeted traffic.

2.       CONSUMER PRICING
         The cost of a CollegeMusic custom CD to consumers is an aggregate of content cost and shipping and handling (approx. $4.95). CollegeMusic will determine content pricing.

3.       COLLEGEMUSIC, INC. PRICING
         The cost of developing the CollegeMusic MixFactory Web site is free to CollegeMusic, Inc. In exchange for providing MixFactory technology, CDKnet will keep all net proceeds derived from shipping and handling charges as well as a commission on all content sold through the CollegeMusic MixFactory Web site based on the following schedule:

         -        individual audio and video tracks (unsigned artist)  25%
         - individual audio and video tracks (signed artist) 20% (based on a minimum track cost of $0.75)
         -        complete audio/video unit                            30%
                  (based on a minimum unit cost of $1.50)

         The cost to prepare content for inclusion in the CollegeMusic MixFactory database will be priced as follows:

         - Content procured through CollegeMusic's agreements with music clubs (e.g., CBGBs, Bitter End, etc.) will be prepared for free.
         - Content procured from bands submitting content to CollegeMusic will be charged $10 per hour

         CollegeMusic, Inc. is free to pass along the content preparation costs to artists submitting content for the program.

4.       DEVELOPMENT
         The COLLEGEMUSIC MIXFACTORY Web site as well as all multimedia files in the database will reside on a CDKnet server for production purposes. CollegeMusic will procure all source footage (including licenses) for the music videos and audio tracks. CollegeMusic will include a link to the COLLEGEMUSIC MIXFACTORY Web site on the CollegeMusic.com Web site.
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5.       BENEFITS
         In return for supporting development of a COLLEGEMUSIC MIXFACTORY Web site, CollegeMusic, Inc. will receive the following:

-        database of all consumers requesting CollegeMusic custom multimedia CDs
-        revenue generated from sale of content
-        targeted traffic to the CollegeMusic Web site
- cross-promotion of the COLLEGEMUSIC MIXFACTORY Web site through the MixFactory.com portal site (under development)


Your signature below indicates acceptance of the general terms of this proposal. A more detailed agreement will be executed prior to implementation.



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Russell Kern                                       Andrew Fischel
VP, Director of Marketing                          President
CDKnet                                             CollegeMusic, Inc.